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                              EMPLOYMENT AGREEMENT



      This Agreement is entered into as of September 20, 2004 by and between Jack Denault (the "Executive" or "Denault") and Onyx Software Corporation (the "Company" or "Onyx").

      1. DUTIES AND SCOPE OF EMPLOYMENT.

            (a) POSITION. For the term of his employment under this Agreement (the "Employment"), the Company agrees to employ the Executive in the position of Senior Vice President Americas (Sales & Services) or in such other position as the Company subsequently may assign to the Executive. The Executive shall report to the Company's Chief Executive Officer or to such other person as the Company subsequently may determine.

            (b) OBLIGATIONS TO THE COMPANY. During his Employment, the Executive shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Company's Chief Executive Officer, the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation, except for reasonable civic and charitable activities, as approved by the Chief Executive Officer. The Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

            (c) NO CONFLICTING OBLIGATIONS. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

            (d) COMMENCEMENT DATE. The Executive shall commence full-time employment on October 7, 2004.

      2. CASH AND INCENTIVE COMPENSATION.

            (a) BASE COMPENSATION. The Company shall pay the Executive as compensation for his services a starting base salary at an annual rate of $225,000 or $18,750.00 per month. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any modifications in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")


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            (b) INCENTIVE AND RETENTION BONUS. The Executive shall be eligible to be considered for a semi-annual incentive and retention bonus with a target amount equal to 75% of his Base Compensation. Such bonus (if any) shall be awarded based on objective and/or subjective terms established in advance by the Company's Chief Executive Officer. The determination of the Chief Executive Officer with respect to such bonus shall be final and binding. Executive shall be eligible to participate in the second half year of the Company's 2004 semi-annual bonus on a pro-rated basis from the date of hire. For purposes of fourth quarter, 2004 and first quarter 2005 only, up to $25,000 per quarter of this incentive compensation shall be measured and eligible to be paid quarterly at the sole discretion of the Chief Executive Officer based on achievement of specified Management By Objective ("MBO") categories as established by the Chief Executive Officer. The Executive shall only be entitled to an incentive and retention bonus if he is employed by the Company on the date when such bonus is payable.

            (c) SIGNING BONUS. In recognition of an annual bonus forfeited by Executive with Executive's current employer by terminating Executive's employment with Executive's current employer, the Company shall pay the Executive a cash signing bonus ("Cash Signing Bonus") of $70,000.00, less all applicable deductions and withholdings, on the next regular payday after Executive's start date with Company.

            (d) STOCK OPTIONS.

                  (i) INITIAL GRANTS. Subject to Executive's execution of an appropriate option letter agreement (reflecting the option terms provided herein) the "Option Agreement") with the Company, the Executive shall receive the following option grants on his first day of commencement of employment (the "Initiation Date"), with each such grant to be made outside the Company's stock option plans, but to have substantially the same terms and provisions as provided in the Company's 1998 Stock Incentive Compensation Plan (the "1998 Plan"):

            a) a non-qualified stock option to purchase eighteen thousand (18,000) shares of the Company's Common Stock (the "Option Signing Bonus"), at an exercise price equal to the fair market value of the Company's common stock on the Initiation Date, as defined in the 1998 Plan (the "Fair Market Value"), of which 100% shall vest at the one year anniversary of the Initiation Date.

            b) a non-qualified stock option to purchase one hundred twenty thousand (120,000) shares of the Company's Common Stock, at an exercise price equal to the fair market value of the Company's common stock on the Initiation Date, as defined in the 1998 Plan (the "Fair Market Value"), of which twenty-five percent (25%) of the shares covered by the option shall vest on the one-year anniversary of the Initiation Date, and an additional 2.0833% shall vest at the end of each month thereafter, with the result that one hundred percent (100%) of the options are vested four years from the Initiation Date (the "Standard Vesting Schedule").


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                  (ii) ADDITIONAL POTENTIAL FUTURE GRANTS. Executive shall be eligible for additional option grants as may be provided by the Compensation Committee of the Board (in its sole discretion) from time to time.

      3. PAID TIME OFF AND EMPLOYEE BENEFITS. During his Employment, the Executive shall be eligible for paid time off in accordance with the Company's Time Away From Work policy, as it may be amended from time to time. During his Employment, the Executive shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

      4. BUSINESS EXPENSES. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

      5. TERM OF EMPLOYMENT.

            (a) TERMINATION OF EMPLOYMENT. The Company may terminate the Executive's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Executive 14 days' advance notice in writing. The Executive may terminate his Employment by giving the Company 14 days' advance notice in writing. The Executive's Employment shall terminate automatically in the event of his death. The termination of the Executive's Employment shall not limit or otherwise affect his obligations under Section 7.

            (b) EMPLOYMENT AT WILL. The Executive' s Employment shall be "at will," meaning that either the Executive or the Company shall be entitled to terminate the Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at-will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

            (c) RIGHTS UPON TERMINATION. Except as expressly provided in Section 6, upon the termination of the Executive's Employment, the Executive shall only be entitled to the compensation and benefits earned and the reimbursements described in this Agreement for the period preceding the effective date of the termination.

      6. TERMINATION BENEFITS.

            (a) GENERAL RELEASE. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Executive (i) has executed a general release of all claims presented by the Company and substantially in the form attached as Exhibit A, and (ii) has returned all Company property. If the Employee executes and




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delivers to the Company a waiver and release agreement presented by the Company and substantially in the form attached as Exhibit A, the Employee shall receive the following:

            (b) SEVERANCE PAY. If, during the term of this Agreement, the Company terminates the Executive's Employment for any reason other than Cause or Permanent Disability, then the Company shall pay the Executive severance pay at a rate equal to the Executive's Base Compensation in effect at the time of termination of his Employment for a period of six (6) months following the termination of his Employment (the "Continuation Period"). Such severance pay shall be paid in accordance with the Company's standard payroll procedures.

            (c) DEFINITION OF "CAUSE." For all purposes under this Agreement, "Cause" shall mean:

                  (i) Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Executive and the Company, or any other written agreement between the Executive and the Company;

                  (ii) Any material failure to comply with the Company's written policies or rules, as they may be in effect from time to time during the Executive's Employment;

                  (iii) Commission, conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State;

                  (iv) Willful neglect of duties; or

                  (v) Gross misconduct.

            (d) DEFINITION OF "PERMANENT DISABILITY." For all purposes under this Agreement, "Permanent Disability" shall mean Executive's inability to perform the essential functions of his position with or without reasonable accommodation for a period of ninety (90) consecutive days because of Executive's physical or mental impairment.

      7. NON-SOLICITATION/HIRE, NON-DISCLOSURE AND NON-COMPETE.

            (a) NON-SOLICITATION/HIRE. During the term of this Agreement and for a period of one (1) year from the date of his termination of employment with the Company (whether voluntary or involuntary), the Executive shall not directly or indirectly, personally or through others, solicit, attempt to solicit or hire (on the Executive's own behalf or on behalf of any other person or entity) either (i) any employee or any consultant of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company or any of the Company's affiliates.

            (b) NON-DISPARAGEMENT. During the term of this Agreement and following the date of Executive's termination of employment with the Company (whether voluntary or involuntary), Executive agrees he will not make (or direct anyone to make) any negative or derogatory comment to any third party, including current employees, consultants,



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customers and prospects of the Company and the press, regarding the Company, its business or related activities, or the relationship between the Company and Executive.

            (c) NON-DISCLOSURE. The Executive has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by this reference.

            (d) NON-COMPETE. During the term of this Agreement and for a period of nine (9) months from the date of his termination of employment with the Company (whether voluntary or involuntary), Executive will not directly or indirectly be employed by, own, manage, operate, join, or benefit in any way from any business activity that is competitive with the Company's business or reasonably anticipated business. In addition, Executive will not control or participate in the ownership, management, or operation of, or be connected with, any such competitive business. For purposes of the foregoing, Executive will be deemed to be connected with such business if the business is carried on by (a) a partnership in which the Executive is a general or limited partner; employee; consultant; agent; member; or other representative or (b) a corporation of which Executive is a shareholder (other than a shareholder owning less than 5% of the total outstanding shares of the corporation); officer; director; employee; consultant; agent; member; or other representative. Provided, however, that during the nine-month non-compete period, Executive may be employed by a business with multiple divisions only some of which compete with the Company, immediately upon the Executive's termination, if the Executive works in one of the divisions that does not compete in any way with the Company's business or reasonably anticipated business. For the avoidance of doubt, the phrase "competitive with the Company's business" shall mean that the applicable activity, business or entity offers a software product or service in the areas of sales force automation, customer sales and service or marketing automation (provided that at such time the Company is in such business) or competes directly with any of the other primary proprietary software products or services then marketed and sold by the Company.

      8. SUCCESSORS.

            (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

            (b) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      9. MISCELLANEOUS PROVISIONS.

            (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally




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delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) WHOLE AGREEMENT. This Agreement supersedes any Term Sheet provided to the Executive. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement (including attached Exhibits) and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

            (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

            (e) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of Washington (except its provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the "Law") then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

            (f) REMEDY FOR BREACH. The parties agree that, in the event of breach or threatened breach of any covenants or provisions of this Agreement by the Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by the Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.



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            (g) NO ASSIGNMENT. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

            (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                    EXECUTIVE



                                           /s/ Jack Denault
                                    ------------------------------------
                                               Jack Denault


                                    ONYX CORPORATION



                                    By /s/ Janice P. Anderson
                                      ----------------------------------

                                    Title: CEO
                                          ------------------------------





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                     EXHIBIT A: WAIVER AND RELEASE AGREEMENT



      Pursuant to the parties' September 20, 2004, Employment Agreement, and in exchange for severance pay of _____________ and other good and valuable consideration, which are in addition to the benefits Employee is otherwise entitled to receive, Employee and his/her successors and assigns forever release and discharge Onyx Software Corporation ("Company"); any of Company's parent, subsidiary or related companies; any Company-sponsored employee benefit plans in which Employee participates; and all of their respective officers, directors, trustees, agents, employees, employees' spouses, and all of their successors and assigns (collectively "Releasees") from any and all claims, actions, causes of action, rights, or damages, including costs and attorneys' fees (collectively "Claims") OF WHATEVER NATURE that Employee has or may have on behalf of himself/herself, KNOWN, UNKNOWN, OR LATER DISCOVERED which arose prior to the date Employee signs this Agreement.

      This release includes but is not limited to any Claims under any local, state, or federal laws prohibiting discrimination in employment, including without limitation Claims under the Civil Rights Acts of 1964 and 1991, as amended; the Americans with Disabilities Act; the Age Discrimination in Employment Act, as amended; the Washington State Law Against Discrimination; the Family and Medical Leave Act; and any possible legal restriction of the Company's right to terminate its employees, whether contractual, statutory, or based on the common law; Claims under the Employee Retirement Income Security Act; and personal injury Claims, including without limitation defamation, tortious interference with business expectancy, and infliction of emotional distress; and any Claims for breach of express or implied contract.

      By signing this agreement, Employee represents that he/she has not filed any Claim with any court or government agency against the Company or any of its Releasees, and Employee agrees, to the extent allowable by law, that he/she will not file in the future any such Claim that he/she released in this Agreement. Employee will not, however, be prohibited from filing a Claim if he/she needs to enforce the terms of this agreement. If any government agency brings any claim against or conducts investigation of the Company, nothing herein forbids Employee from cooperating is such proceedings, but by this agreement Employee waives and agrees to relinquish any damages or other relief that may be awarded as a result of any such proceedings.

      Employee agrees and acknowledges: (i) that his/her waiver of rights under this agreement is knowing and voluntary; (ii) that he/she has been and is hereby advised by the Company of his/her right to consult with an attorney prior to executing this agreement; (iv) that the Company has given him/her a period of up to twenty-one (21) days within which to consider this waiver and release agreement and that he/she has done so to the extent desired; (v) that following his/her execution of this agreement he/she has seven (7) days in which to revoke it, and if he/she chooses not to revoke it, the agreement shall become effective and enforceable, and the Company will be obligated to begin payment of the severance amount as provided in the parties September ____, 2004 Employment Agreement; and (vi) that modifications to this Waiver and Release Agreement, whether material or immaterial, do not restart the running of the 21-day





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consideration period. If Employee rescinds this agreement, it will not become effective or enforceable, and he/she will not be entitled to the severance pay described above.


EMPLOYEE                                 ONYX SOFTWARE CORPORATION






------------------------------------     ------------------------------------
Signature of Employee                    Signature of Authorized Company
                                         Representative



------------------------------------     ------------------------------------
Print Name of Employee                   Title of Representative



------------------------------------     ------------------------------------
Date                                     Date










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